SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:

[_]     Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[_]     Definitive  Additional Materials
[_]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                        AUDITS & SURVEYS WORLDWIDE, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

        [X]     No fee required

        [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

                1) Title of each class of securities to which transaction applies:

                2) Aggregate number of securities to which transaction applies:

                3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                4)      Proposed maximum aggregate value of transaction:

                5)      Total fee paid:

        [_]     Fee paid previously with preliminary materials.

        [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                1)      Amount Previously Paid:

                2)      Form, Schedule or Registration Statement No.:

                3)      Filing Party:

                4)      Date Filed:

                        AUDITS & SURVEYS WORLDWIDE, INC.

                           650 Avenue of the Americas
                            New York, New York 10011







                                    NOTICE OF

                                 ANNUAL MEETING

                                       AND

                                 PROXY STATEMENT







                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 12, 1997

                        AUDITS & SURVEYS WORLDWIDE, INC.
                           650 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10011
                                 (212) 627-9700
                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 12, 1997
                              -------------------


To the Stockholders of
Audits & Surveys Worldwide, Inc.:

           Notice is Hereby Given that the Annual Meeting of the Stockholders of Audits & Surveys Worldwide, Inc., a Delaware corporation (the "Company"), will be held at The Chase Manhattan Bank, N.A., 11th Floor, 270 Park Avenue (at 48th Street), New York, New York 10017, on Thursday, June 12, 1997 at 10:00 a.m. local time, for the following purposes:

           1. To elect 11 directors to the Company's Board of Directors to serve until the Company's next Annual Meeting of Stockholders following their election or until their successors are duly elected and qualified;

           2. To consider and vote upon the adoption of the 1997 Stock Option Plan of the Company;

           3. To ratify the appointment of Deloitte & Touche LLP as independent public accountants to audit the Company's consolidated financial statements for 1997; and

           4. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

           The stock transfer books of the Company will not be closed but only stockholders of record at the close of business on April 18, 1997 will be entitled to notice of and to vote at such meeting or any adjournments or postponements thereof. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting; in addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at the offices of Audits & Surveys Worldwide, Inc., 650 Avenue of the Americas, New York, New York 10011.

           WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED PRE-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                              By Order of the Board of Directors

                                              Joel S. Klein
                                              Secretary


New York, New York
Date:  May 6, 1997

THIS IS AN IMPORTANT MEETING AND ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                        AUDITS & SURVEYS WORLDWIDE, INC.
                           650 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10011
                                 (212) 627-9700

                              -------------------

                                 PROXY STATEMENT

                              -------------------

                         ANNUAL MEETING OF STOCKHOLDERS


           This Proxy Statement is furnished to stockholders of Audits & Surveys Worldwide, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held at The Chase Manhattan Bank, N.A., 11th Floor, 270 Park Avenue (at 48th Street), New York, New York 10017, on Thursday, June 12, 1997 at 10:00 a.m. local time, or any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

           The mailing of this Proxy Statement and the enclosed proxy to stockholders will begin on or about May 6, 1997. Stockholders should review the information provided herein in conjunction with the Company's Annual Report to Stockholders for the year ended December 31, 1996 which accompanies this Proxy Statement.

                          INFORMATION CONCERNING PROXY

           The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should you so desire. You may revoke or change your proxy at any time prior to its use at the meeting by giving the Company a written direction to revoke your proxy, giving the Company a new proxy or attending the meeting and voting in person. Any writing intended to revoke a proxy should be sent to the Company at its principal executive offices, 650 Avenue of the Americas, New York, New York 10011, attention Joel S. Klein, Secretary.

           The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company will reimburse such persons for their reasonable out-of-pocket expenses in so doing.

                             PURPOSES OF THE MEETING

           At the Annual Meeting, the Company's stockholders will consider and vote upon the following matters:

                      (1) the election of 11 directors to the Company's Board of Directors to serve until the Company's next Annual Meeting of Stockholders following their election or until their successors are duly elected and qualified;

                      (2) the adoption of the 1997 Stock Option Plan of the Company (the "Option Plan"); and

                      (3) the ratification of the appointment of Deloitte & Touche LLP as independent public accountants to audit the Company's consolidated financial statements for 1997.

           You are requested to mark, sign and date the accompanying proxy and return it promptly in the enclosed pre-addressed envelope. Proxies duly executed and received in time for the Annual Meeting will be voted at the meeting in accordance with the instructions indicated. Where no instructions are indicated, proxies will be voted for the nominees for director set forth herein, to adopt the Option Plan and to ratify the appointment of Deloitte & Touche LLP. Proxies will also be voted FOR or AGAINST such other business as may properly come before the Annual Meeting in the discretion of the persons named in the proxy.


                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

           The Board of Directors has set the close of business on April 18, 1997 as the record date (the "Record Date") for the determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting. As of April 18, 1997 there were issued and outstanding 13,099,771 shares of Common Stock. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter submitted to stockholders for approval at the Annual Meeting.

           The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Under applicable Delaware law, abstentions and broker non-votes will not have the effect of votes in opposition to the election of a director but abstentions will have the effect of votes in opposition to the adoption of the Option Plan and the ratification of auditors. A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting is required with respect to the election of directors. The affirmative votes of the holders of a majority of the shares present and voting at the Annual Meeting is required for the adoption of the resolution authorizing and approving the Option Plan and for the ratification of the appointment of independent auditors.

                         OWNERSHIP OF VOTING SECURITIES

           The following table sets forth, as of April 18, 1997, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers (as such term is hereinafter defined) and
(iv) all directors and executive officers of the Company as a group.


                                              AMOUNT AND
                                               NATURE OF             PERCENT OF
      NAME AND ADDRESS                        BENEFICIAL            OUTSTANDING
  OF BENEFICIAL OWNER (1)                    OWNERSHIP (2)            SHARES
  -----------------------                    -------------          -----------

Solomon Dutka                                 5,159,085(3)              39.33%
   2600 Netherland Avenue
   Riverdale, New York 10463

Carl Ravitch                                  1,535,380                 11.71%
   2602 Woodsview Drive
   Bensalem, Pennsylvania 19020

Marilyn Roshwalb                                813,664(4)               6.21%
   9 Sycamore Drive
   Great Neck, New York 11024

H. Arthur Bellows, Jr                           650,570(5)               4.96%
   15 Upper Cross Road
   Greenwich, Connecticut 06831

Joel S. Klein                                   170,203                  1.30%

Joseph T. Plummer                                 5,500                    *

Alan J. Ritter                                   10,593(6)                 *

Charles E. Bradley                                7,969(7)                 *

Brian G. Dyson                                        0

Matthew Goldstein                                 2,000                    *

Robert C. Miller                                  1,667                    *

William Newman                                    1,000                    *

Sol Young                                         1,000                    *

William A. Zebedee                                2,574                    *

All directors and executive                   7,547,541                 57.42%
 officers as a group (13 persons)


*  Less than 1%.

(1)   Pursuant  to the rules of the  Securities  and  Exchange  Commission  (the
      "SEC"), addresses are only given for holders of 5% or more of the outstanding Common Stock of the Company.

(2) Unless otherwise indicated, each person or group has sole voting and investment power with respect to such shares. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person or group has the right to acquire within 60 days of April 18, 1997. For purposes of computing the percent of outstanding shares held by each person or group named above as of a given date, any shares which such person or group has the right to so acquire are deemed to be outstanding, but are not deemed to be outstanding for purpose of computing the percentage owned by any other person or group. Includes options to purchase the Company's common stock which are currently exercisable as follows: Messrs. Dutka 16,667; Ravitch 6,667; Bellows 6,667; Klein 8,333; Ritter 3,333; Miller 1,667; Zebedee 1,667; all directors and executive officers as a group 45,001.

(3) Includes an aggregate of 281,513 shares of Common Stock held in a trust for the benefit of Dr. Dutka's wife, as to which shares Dr. Dutka disclaims beneficial ownership. An additional 563,026 shares of Common Stock previously held by trusts for the benefit of Dr. Dutka's sons have been distributed to the beneficiaries of such trusts and, accordingly, are no longer included among the shares held by Dr. Dutka.

(4) Includes an aggregate of 400,000 shares held by the Irving Roshwalb Trust of which Marilyn Roshwalb is a trustee and sole beneficiary. The information as to these holdings has been derived from a Schedule 13D dated March 31, 1995 filed by Marilyn Roshwalb.

(5) Includes 76,200 shares owned by Mr. Bellows' wife and children, as to which shares Mr. Bellows disclaims beneficial ownership.

(6) Includes 7,260 shares owned by Mr. Ritter's children, as to which shares Mr. Ritter disclaims beneficial ownership.

(7) Includes 2,656 shares owned by Mr. Bradley's wife, as to which shares Mr. Bradley disclaims beneficial ownership.


                              ELECTION OF DIRECTORS

           The proxy will be voted (unless such vote is withheld) in favor of the election of the persons named below, as directors, each to hold office for a term of one year or until the next Annual Meeting, or until another is chosen in his stead. In the event that any of said nominees does not remain a candidate at the time of the Annual Meeting (a situation which the Board of Directors does not now anticipate), the proxy solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substitute nominees.


   NAME, AGE AND OTHER
POSITIONS, IF ANY, WITH THE               PERIOD SERVED AS DIRECTOR AND BUSINESS
        COMPANY                              EXPERIENCE DURING PAST 5 YEARS
---------------------------               --------------------------------------

Solomon Dutka  73                Served  as  a  director,   Chairman  and  Chief
Chairman and Chief Executive     Executive  Officer of the  Company  since March
Officer                          1995.  A founder  of Audits and  Surveys,  Inc.
                                 ("A&S")  in  1953,  he  served  A&S in  various
                                 capacities,   including  as  its  Chairman  and
                                 President,   prior  to  its  merger   with  The
                                 Triangle  Corporation   ("Triangle")  in  March
                                 1995.


H. Arthur Bellows, Jr.  59       Served  as  a  director,  President  and  Chief
President and Chief Operating    Operating  Officer of the  Company  since March
Officer                          1995.  He served as a director  and Chairman of
                                 Triangle from August 1967 until its merger with
                                 A&S in March 1995 and as  Triangle's  President
                                 from October 1971 until March 1995. Also served
                                 as a director of United Video Satellite  Group,
                                 Inc. and Scott Cable Communications, Inc. until
                                 January  25,  1996  and   February   12,  1996,
                                 respectively.

   NAME, AGE AND OTHER
POSITIONS, IF ANY, WITH THE               PERIOD SERVED AS DIRECTOR AND BUSINESS
        COMPANY                              EXPERIENCE DURING PAST 5 YEARS
---------------------------               --------------------------------------

Joseph T. Plummer  56            Served as Vice  Chairman of the  Company  since
Vice Chairman                    August 1996.  From March 1989 to August 1996 he
                                 was with the advertising agency of DMB&B, serving as its Vice Chairman and Worldwide
                                 Planning  Director.  From  March  1979 to March
                                 1989 he was with Young & Rubicam where he served as its Worldwide Research Director.


Carl Ravitch  55                 Served  as  a  director  and   Executive   Vice
Executive Vice President         President of the Company  since March 1995.  He
                                 joined A&S in 1967 and served as its  Executive
                                 Vice President - Chief  Marketing  Officer from
                                 1992 until the merger  with  Triangle  in March
                                 1995.


Charles E. Bradley  67           Served as a director of the Company since March
                                 1995.  He served as a director of Triangle from
                                 1967  to  March  1995.  President  of  Stanwich
                                 Partners,  Inc. (a private  investment  banking
                                 firm).  Also  serves as a  director  of General
                                 Housewares Corp.,  Zydeco,  Consumer  Portfolio
                                 Services,    Reunion    Industries   Inc.,   De
                                 Vlieg-Bullard,  Inc.,  Texon Energy Corp.,  NAB
                                 Asset Corp. and Sanitas, Inc.


Brian G. Dyson  61               Served  as  a director of the company since May
                                 1995. President of Chatham  International Corp.
                                 since  December  1993 and Senior  consultant to
                                 The  Coca-Cola  Company  since  1992.  Prior to
                                 1992,  Mr.  Dyson  was  President  and  CEO  of
                                 Coca-Cola  Enterprises,  Inc.  and held various
                                 other   executive   level  position  swith  The
                                 Coca-Cola Company.


Matthew Goldstein  55            Served as a director of the Company since March
                                 1995. President of Bernard M. Baruch College since 1991. Prior to such appointment, Mr.
                                 Goldstein  served as Acting Vice Chancellor for
                                 Academic Affairs for the City University of New
                                 York and  President  of The City of New  York's
                                 Research Foundation. Also serves as a director of Health-Chem Corporation and Bronx-Lebanon
                                 Hospital.


Robert C. Miller  31             Served as a director of the Company since March
                                 1995.   Vice  President  and  Director  of  the
                                 investment  banking  firm of  Allen  &  Company
                                 Incorporated  and has been  associated with the
                                 firm since  1986.  Also serves as a director of
                                 Envirogen,   Inc.   (a   public   environmental
                                 company), Mediscience Technology Corporation (a
                                 public medical technology  company) and Applied
                                 Imaging  Corp.  (a  public  medical  technology
                                 company),  as well  as a  director  of  several
                                 privately-held   companies  in  which  Allen  &
                                 Company Incorporated has an investment.

   NAME, AGE AND OTHER
POSITIONS, IF ANY, WITH THE               PERIOD SERVED AS DIRECTOR AND BUSINESS
        COMPANY                              EXPERIENCE DURING PAST 5 YEARS
---------------------------               --------------------------------------

William Newman  70               Served as a director of the Company since March
                                 1995.  Chief Executive  Officer and Chairman of
                                 New  Plan  Realty   Trust  (a  New  York  Stock
                                 Exchange listed real estate investment trust) since 1972.


Sol Young  74                    Served as a director of the Company since March
                                 1995. President of ZY Hampton Corporation (a real estate corporation) since 1986.


William A. Zebedee  60           Served as a director of the Company since March
                                 1995.  He served as a director of Triangle from
                                 1986  to   March   1995.   President   of  MICA
                                 Resources, Ltd. (aluminum sales and recycling) since 1988.

           Under the terms of a stockholder's agreement dated March 24, 1995, the then stockholders of A&S (who included Messrs. Dutka and Ravitch) agreed, among other things, to vote their shares of the Company's Common Stock at the 1997 Annual Meeting of Stockholders of the Company for the election of Mr. Bellows and two persons nominated by him to the Board of Directors of the Company. Messrs. Bradley and Zebedee are Mr. Bellows' nominees under the stockholders' agreement.

           The Board of Directors unanimously recommends a vote FOR each of the foregoing nominees for director. Your proxy will be so voted unless you specify otherwise.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

           During the year ended December 31, 1996, the Board of Directors held four meetings and took certain actions on three other occasions by written consent. During 1996, each director attended at least 75% of the total number of meetings of the Board of Directors and each Committee in which he served, except Mr. Bradley.

           The Board of Directors has established certain Committees to assist it in the discharge of its responsibilities. The following table identifies the current members of the Committees.

                                                     COMPENSATION
                                                          AND
                          EXECUTIVE      AUDIT       STOCK OPTION     NOMINATING
                          COMMITTEE    COMMITTEE       COMMITTEE       COMMITTEE
                          ---------    ---------       ---------       ---------

Solomon Dutka                 X                                            X
H. Arthur Bellows, Jr.        X                                            X
Carl Ravitch                  X
Charles E. Bradley                         X               X
Brian G. Dyson                                             X               X
Matthew Goldstein                          X               X               X
Robert C. Miller                           X
William Newman                             X               X               X
Sol Young                                  X               X               X
William A. Zebedee                         X


           The Executive Committee exercises the power of the Board of Directors during intervals between Board meetings and acts as an advisory body to the Board of Directors by reviewing various matters prior to their submission to the Board. The Executive Committee held one meeting during 1996 and its members met informally from time to time.

           The Audit Committee recommends engagement of the independent auditors, reviews the arrangement and scope of the audit and reviews internal accounting procedures and controls with the independent auditors and the Company's financial and accounting staff. The Audit Committee held two meetings during 1996; in addition, its members met informally from time to time.

           The Compensation and Stock Option Committee (the "Compensation Committee") reviews and makes recommendations regarding salaries, compensation and benefits to be paid to officers and key employees of the Company as well as reviewing and making recommendations regarding the benefit programs of the Company as a whole. In addition, this Committee reviews and makes recommendations regarding stock options to be granted to employees, directors and consultants. The Compensation Committee held one meeting during 1996; in addition, its members met informally from time to time.

           The Nominating Committee considers and nominates persons for election to the Board. The Nominating Committee did not hold any formal meetings during 1996, however, its members met informally from time to time.

SECTION 16(A) REPORTING

           Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes of ownership with the SEC and furnish copies of those reports to the Company. Based solely on a review of the copies of the reports furnished to the Company to date, or written representations that no reports were required, the Company believes that all reports required to be filed by such persons with respect to the Company's fiscal year ended December 31, 1996 were timely made, except that Messrs. Matthew Goldstein, Carl Ravitch and Sol Young each failed to timely file one Statement of Changes in Beneficial Ownership on Form 4 with regard to one transaction and Dr. Solomon Dutka failed to timely file five Statements of Changes in Beneficial Ownership on Form 4 with regard to nine transactions. All of the transactions not timely reported were open market purchases. All of such late reports have been filed.


                             EXECUTIVE COMPENSATION

           The following table sets forth information concerning annual and long-term compensation, paid or accrued, for the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") for services in all capacities to the Company and its subsidiaries during the last three fiscal years.

                         SUMMARY COMPENSATION TABLE (1)

                                                                                           LONG-TERM
                                                 ANNUAL COMPENSATION                      COMPENSATION
                                                 -------------------                      ------------
                                                                              OTHER         NUMBER OF
                                                                              ANNUAL        SECURITIES      ALL OTHER
                                                                           COMPENSATION     UNDERLYING     COMPENSATION
    NAME AND PRINCIPAL POSITION              YEAR     SALARY     BONUS     (2) (3) (4)       OPTIONS         (5) (6)
    ---------------------------              ----     ------     -----     -----------       -------         --------
Solomon Dutka                                1996    $350,000   $152,641       --             50,000        $    750
     Chairman of the Board of Directors      1995    $350,000       --         --               --          $  1,278
     and Chief Executive Officer(7)          1994    $150,000   $498,084       --               --          $  1,916

H. Arthur Bellows, Jr                        1996    $300,000   $122,504       --             20,000        $    750
     President - Chief Operating             1995    $301,250       --     $ 45,187             --          $545,000
     Officer (8)                             1994    $305,000       --     $ 54,016             --          $  1,559

Carl Ravitch                                 1996    $250,000   $102,608       --             20,000        $    750
     Executive Vice President - Marketing    1995    $250,000       --         --               --          $  1,271
                                             1994    $100,000   $129,640       --               --          $  1,531

Joel S. Klein                                1996    $203,846   $ 77,623       --             25,000        $    750
     Executive Vice President - Operations   1995    $125,000       --         --               --          $   1,274
     and Secretary                           1994    $ 77,308   $382,926       --               --          $   1,347

Alan J. Ritter                               1996    $120,000   $ 42,503       --             10,000        $    750
     Senior Vice President, Treasurer and    1995    $111,333       --     $  4,711             --              --
     Chief Financial Officer (9)             1994    $107,000       --     $  8,774             --          $  1,190


(1) Includes, as appropriate, compensation paid to the Named Executive Officers by the Company (since March 24, 1995) and A&S and Triangle (during 1994 and from January 1, 1995 to March 23, 1995). In 1994, 1995 and 1996 none of the Named Executive Officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of the total of his salary and bonus for that year, as reported in this table.

(2) The amounts shown include premiums for whole life insurance paid by Triangle on behalf of Messrs. Bellows and Ritter for the years 1995 and 1994 respectively, as follows: Mr. Bellows - $15,985 and $17,259; and Mr. Ritter - $2,354 and $5,650.

(3) The amounts shown include costs to the Company for expenses associated with the use of Company cars for 1994 as follows: Mr. Bellows - $7,056 and Mr. Ritter - $1,390.

(4) The amounts shown include premiums for medical reimbursement insurance paid by the Company on behalf of Messrs. Bellows and Ritter for the years 1995 and 1994, respectively, as follows: Mr. Bellows - $29,202 and $22,907 and Mr. Ritter - $2,357 and $1,734.

(5) Represents contributions to the Named Executive Officer's account under a 401(k) plan, except in the case of Mr. Bellows and Mr. Ritter for 1995.

(6) In 1995 Mr. Bellows received a payment of $545,000 from Triangle in connection with the termination of his employment agreement which gave him the right to receive both a lump sump payment of $915,000 and certain insurance coverage estimated to aggregate an additional $75,000 in payments.

(7)   Dr. Dutka served as President of A&S through March 23, 1995.

(8) Mr. Bellows served as Chairman of the Board, President and Chief Executive Officer of Triangle through March 23, 1995.

(9) Mr. Ritter has served as Senior Vice President, Treasurer and Chief Financial Officer of the Company since August 1996 and as Chief Accounting Officer from September 1995. He served as Vice President-Finance of Triangle through March 1995.

STOCK OPTIONS

           The following table sets forth information as to all grants of options to the Named Executive Officers during 1996.

                                           OPTION GRANTS IN 1996 (1)
                                              INDIVIDUAL GRANTS
                         -------------------------------------------------------------   POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                         NUMBER OF    % OF                                                 ANNUAL RATES OF
                         SECURITIES   TOTAL OPTIONS                                    STOCK PRICE APPRECIATION
                         UNDERLYING   GRANTED TO                                          FOR OPTION TERM (2)
                         OPTIONS      EMPLOYEES        EXERCISE       EXPIRATION       ----------------------
   NAME                  GRANTED(3)   IN 1996          PRICE          DATE              AT 5%        AT 10%
   ----                  ----------   ----------       --------       ----------       --------      --------
Solomon Dutka              50,000      7.84%            $2.00         3/13/2006      $ 63,000      $159,500
H. Arthur Bellows, Jr      20,000      3.14%            $2.00         3/13/2006      $ 25,200      $ 63,800
Carl Ravitch               20,000      3.14%            $2.00         3/13/2006      $ 25,200      $ 63,800
Joel S. Klein              25,000      3.92%            $2.00         3/13/2006      $ 31,500      $ 79,750
Alan J. Ritter             10,000      1.57%            $2.00         3/13/2006      $ 12,600      $ 31,900

----------

(1)   The Company did not grant any stock appreciation rights during 1996.

(2) The dollar amounts set forth under these columns are the result of calculations at the 5% and 10% rates established by the SEC and are not intended to forecast future appreciation of the Company's stock price. The Company did not use an alternative formula for a grant date valuation as it is unaware of any formula which would determine with reasonable accuracy a present value based upon future unknown factors. In order to realize the potential values set forth under the columns headed " At 5% " and " At 10% ", the price per share of the Company's Common Stock at the end of the ten year option term would be $3.26 and $5.19, respectively.

(3) The option was awarded at the fair market value of the Company's Common Stock at March 14, 1996, the date of the award, and becomes exercisable in cumulative annual installments of 33 1/3% per year on each of the first three anniversaries of the grant date. The option is exercisable over a ten year period.

           The following table sets forth information with respect to the exercise of stock options by the Named Executive Officers during 1996 and unexercised options held by them on December 31, 1996.

                       AGGREGATED OPTION EXERCISES IN 1996
                    AND DECEMBER 31, 1996 OPTION VALUES ( 1 )


                                                         NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                                     OPTIONS AT DECEMBER 31, 1996     AT DECEMBER 31, 1996 (2)
                                                     ----------------------------     ------------------------
                           SHARES
                          ACQUIRED        VALUE
                         ON EXERCISE     REALIZED    EXERCISABLE   UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
                         -----------     --------    -----------   -------------      -----------   -------------
Solomon Dutka                --             --           --           50,000               --          $50,000
H. Arthur Bellows, Jr        --             --           --           20,000               --          $20,000
Carl Ravitch                 --             --           --           20,000               --          $20,000
Joel S. Klein                --             --           --           25,000               --          $25,000
Alan J. Ritter               --             --           --           10,000               --          $10,000

---------

(1) There were no stock appreciation right exercises during 1996 and no such rights were outstanding at December 31, 1996.

(2) The closing price of the Company's Common Stock as reported on the American Stock Exchange (the "AMEX") on December 31, 1996 was $3.00 per share. Value is calculated by multiplying ( a ) the difference between the closing price and the option price by ( b ) the number of shares of Common Stock underlying the option.

RETIREMENT AND OTHER BENEFIT PLANS

           Prior to the merger of Triangle and A&S, Triangle maintained a pension plan (the "Triangle Plan"). On March 17, 1995 Triangle amended the Triangle Plan. As a result of such amendment, employees of A&S could not participate therein; Mr. Bellows and Mr. Ritter were, however, entitled to receive benefits under such plan. Under the Triangle Plan pension benefits at age 65, for employees with 30 years of service, are calculated at 50% of Final Average Earnings (the five highest consecutive base salaries during the last ten years prior to retirement), less 50% of the employee's Primary Social Security Benefit. For service of less than 30 years, the amount of the pension is reduced proportionately. For retirement prior to age 65, the pension payment is reduced actuarially.

           Effective January 1, 1997, the Triangle Plan was amended to, among other things, ( i ) change the name of the plan to the Audits & Surveys Worldwide, Inc. Account Balance Retirement Plan, ( ii ) include all employees of the Company completing one year of service and ( iii ) establish participant accounts which shall be credited each year with an amount equal to one and one half percent of the participant's plan compensation (as defined) and interest on the account balance at the rate applicable to 30 year U.S. Treasury securities.

           Benefit accruals under the Triangle plan were frozen as of June 30, 1996. Accordingly, benefit amounts payable at age 65 to Mr. Bellows and Mr. Ritter were calculated as of June 30,1996 as a function of average compensation, credited service and Social Security benefits. In order to establish opening account balances as of January 1, 1997 in the Audits and Surveys Account Balance Plan, the calculated benefit amounts due pursuant to the Triangle Plan were equated to lump sum present values of approximately $484,000 for Mr. Bellows and $127,000 for Mr. Ritter.

DIRECTORS' COMPENSATION

           Each director who is not an employee of the Company receives an annual retainer of $12,000 plus $1,000 for each Board meeting attended and $1,000 for each committee meeting attended. All directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings or other Company business.

EMPLOYMENT AGREEMENTS

           The Company has entered into employment agreements with each of its Named Executive Officers except Mr. Klein. The employment agreement with Dr. Dutka provides that he will be employed for a five-year term through March 24, 2000 at a salary of $350,000 per annum. At any time after March 1998, Dr. Dutka may elect to terminate his status as a full-time employee and become a consultant to the Company for the balance of the term of his employment agreement. In such event, Dr. Dutka would receive a consulting fee for his services in an amount equal to $175,000 per annum. Effective March 25, 1997, Dr. Dutka's employment agreement was amended to ( i ) extend the term to March 24, 2002, ( ii ) increase his annual salary to $400,000 and ( iii ) increase future consulting fees to $200,000 per annum.

           The Company's employment agreements with Messrs. Bellows and Ravitch provide for three-year terms expiring March 24, 1998 at annual salaries of $300,000 and $250,000, respectively. Effective March 25, 1997, Mr. Bellows' and Mr. Ravitch's employment agreements were amended to ( i ) extend the terms to March 24, 2000 and ( ii ) increase Mr. Bellows' annual salary to $350,000 and Mr. Ravitch's annual salary to $300,000. Mr. Ritter's employment agreement with the Company provides for his employment for a three-year term through September 1998 at a salary of $120,000 per annum.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           Messrs. Sol Young, Charles E. Bradley, Brian G. Dyson and William Newman served as members of the Compensation Committee during 1996 and Matthew Goldstein served as a member of said committee since June 1996. No member of the Compensation Committee (i) was, during 1996, an officer or employee of the Company or any of its subsidiaries, (ii) was formerly an officer of the Company or any of its subsidiaries or (iii) had any relationship requiring disclosure by the Company pursuant to any paragraph of Item 404 of Regulation S-K promulgated by the SEC.

           Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, and the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the performance graph on page 16 shall not be incorporated by reference to any such filings.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

           The Compensation Committee is presently composed of Messrs. Sol Young, Charles E. Bradley, Brian G. Dyson, Matthew Goldstein and William Newman. The Compensation Committee makes all decisions relating to the compensation and granting of stock options for the executive officers of the Company.

           It is the philosophy of the Compensation Committee that compensation of executive officers should be closely aligned with the financial performance of the Company. This is particularly true since all but one of the Named Executive Officers has an employment agreement with the Company. Accordingly, benefits are provided through stock option incentives and bonuses which are generally consistent with the goal of coordinating the rewards to management with a maximization of stockholder return. In reviewing Company performance, consideration is given to the Company's earnings. Also taken into account are external economic factors that affect results of operations. An attempt is also made to maintain compensation within the range of that afforded like executive officers at companies whose size and business is comparable to that of the Company. In order to provide incentives to executive officers of the Company, from time to time in 1996 the Committee granted options to purchase 175,000 shares of stock to executive officers. Based on the significant improvement in the Company's 1996 operating performance, financial results and condition, the Compensation Committee granted bonuses to the executive officers aggregating $485,000.

CEO COMPENSATION

           In the case of the Chief Executive Officer, the Compensation Committee evaluates the Company's mid and long range strategic planning and its implementation as well as the considerations impacting the compensation of executive officers generally which are described above. In order to provide incentives to Dr. Dutka, during 1996 the Committee granted him options to purchase 50,000 shares of stock.. Based on the significant improvement in the Company's 1996 operating performance, financial results and condition, the Compensation Committee granted Dr. Dutka a bonus of $150,000.

EXECUTIVE PAY DEDUCTION LIMITATION

           The Compensation Committee has not yet developed a policy with respect to amending pay policies or asking stockholders to vote on "pay for performance" plans in order to qualify compensation in excess of $1 million a year which might be paid to the five highest paid executives for federal tax deductibility. The

Compensation Committee intends to continue to monitor this matter and will balance the interests of the Company in maintaining flexible incentive plans against the possible loss of a tax deduction should taxable compensation for any of the five highest paid executives exceed $1 million in future years.

           The foregoing report is approved by all members of the Compensation Committee.

                                       Sol Young
                                       Charles E. Bradley
                                       Brian G. Dyson
                                       Matthew Goldstein
                                       William Newman

PERFORMANCE GRAPH

               Set forth below is a graph comparing the yearly change in the cumulative stockholder return on the Company's Common Stock, the Amex Market Value Index, a peer group selected by the Company and the NASDAQ 100 Index. The graph assumes $100 invested on December 31, 1991 in Triangle's Common Stock and in each of the indices and that all dividends on stocks included in the two indices and in the stock of the peer group were reinvested. No cash dividends were paid on the Common Stock of Triangle or the Company during the five year period ended December 31, 1996. The peer group consists of the Company and five other companies in the market research industry: Market Facts, Inc., M/A/R/C, Inc., NFO Research, Inc., Opinion Research Corporation and Total Research Corporation during the period that their stock was publicly traded. The returns of each component company in the peer group have been weighted based on such company's relative market capitalization. The stockholder return shown on the graph below is not necessarily indicative of future performance.

                        AUDITS & SURVEYS WORLDWIDE, INC.



--------------------------------------------------------------------------------
             [GRAPH TO BE INSERTED HERE. HARD COPY FORWARDED TO THE
                      SECURITIES AND EXCHANGE COMMISSION.]

--------------------------------------------------------------------------------



               COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURNS

-------------------------------------------------------------------------------------------------------
                                  12/31/91    12/31/92    12/31/93    12/31/94    12/31/95    12/31/96
-------------------------------------------------------------------------------------------------------
Audits & Surveys Worldwide Inc.     $100         $60         $25        $108         $54        $102
Peer Group                          $100         $69         $81         $95        $146        $201
Amex Market Value Index             $100        $101        $121        $110        $139        $148
Nasdaq 100 Index                    $100        $137        $181        $213        $349        $574
-------------------------------------------------------------------------------------------------------

                     ADOPTION OF THE 1997 STOCK OPTION PLAN

           On March 12, 1997, the Board of Directors adopted the Company's 1997 Stock Option Plan (the "Option Plan"), a copy of which is set forth as Exhibit A to this Proxy Statement. The Option Plan is designed to provide an incentive to key employees (including directors and officers who are key employees), and to consultants, advisors and directors who are not employees, of the Company and its present and future subsidiaries and to offer an additional inducement in obtaining the services of such individuals.

           The approval of the Option Plan will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting. If the Option Plan is not approved by stockholders, the Option Plan will terminate. The Board of Directors recommends a vote FOR approval of the Option Plan.

           The following summary of certain material features of the Option Plan does not purport to be complete and is qualified in its entirety by reference to the text of the Option Plan set forth as Exhibit A to this Proxy Statement..

SHARES SUBJECT TO THE OPTION PLAN

           The maximum number of shares of Common Stock, $.01 par value per share, of the Company ("Common Stock") as to which options may be granted under the Option Plan (subject to adjustment as described below) is 1,000,000 shares of Common Stock. Upon expiration, cancellation or termination of unexercised options, the shares of Common Stock subject to such options will again be available for the grant of options under the Option Plan. No options have been granted to date under the Option Plan and no determination has been made as to the number of options covered by the Option Plan to be granted to any Named Executive Officer or to current executive officers, employees or consultants.

           The closing market price of one share of Common Stock as of April 18, 1997 on the AMEX was $2.63.

TYPE OF OPTIONS

           Options granted under the Option Plan may either be incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonqualified stock options ("NQSOs"), which do not meet the requirements of Section 422 of the Code.

ADMINISTRATION

           The Option Plan shall be administered by a committee of the Board of Directors (the "Committee") consisting of not less than two directors. During such time as the Company has a class of equity securities registered under
Section 12 of the Exchange Act, each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 (as the same may be in effect and interpreted from time to time, "Rule 16b-3"). A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee. The Option Plan also contemplates that each member of the Committee will be an "outside director" within the meaning of Section 162(m) of the Code.

ELIGIBILITY

           The Committee may from time to time, consistent with the purposes of the Option Plan, grant (a) options to key employees (including officers and directors who are key employees) of the Company or any of its subsidiaries ("Employee Options"), (b) options to consultants and advisors of the Company or any of its subsidiaries who are not common law employees of the Company or any of its subsidiaries ("Consultant Options") and (c) options to directors of the Company who at the time of grant are not common law employees of the Company or of any of its subsidiaries ("Outside Director Options").

OPTION CONTRACTS

           Each option is evidenced by a written contract between the Company and the optionee, containing such terms and conditions not inconsistent with the Option Plan as may be determined by the Committee (the "Contract").

TERMS AND CONDITIONS OF OPTIONS

           Options granted under the Option Plan are subject to, among other things, the following terms and conditions:

           (a) The exercise price of each option is determined by the Committee; provided, however, that the exercise price of an ISO may not be less than the fair market value of Common Stock subject to such option on the date of grant (110% of such fair market value if the optionee owns (or is deemed to own) more than 10% of the voting power of the Company).

           (b) Options may be granted for terms determined by the Committee; provided, however, that the term of an ISO may not exceed 10 years (5 years if the optionee owns (or is deemed to own) more than 10% of the voting power of the Company).

           (c) The maximum number of shares of Common Stock for which options may be granted to an employee in any calendar year is 250,000. In addition, the aggregate fair market value of shares with respect to which ISOs may be granted to an employee which are exercisable for the first time during any calendar year may not exceed $100,000.

           (d) Each option is payable in full upon exercise or, if the applicable Contract permits, in installments. Payment of the exercise price of an option may be made in cash, or, if the applicable Contract permits, in shares of Common Stock or any combination thereof.

           (e) Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the optionee's lifetime only by him or her or his or her legal representative.

           (f)        Except as may  otherwise  be  provided  in the  applicable
                      Contract, in the case of an Employee Option, if the optionee's employment with the Company is terminated for any reason other than death or disability, the option may be exercised, to the extent exercisable by the optionee at the time of termination of employment, within three months thereafter, but in no event after the expiration of the term of the option. However, if such employment is terminated either for cause or without the consent of the Company, such option will terminate immediately. In the case of the death of the optionee while employed (or, generally, within three months after termination of employment, or within one year after termination of employment by reason of disability), his or her legal representative or beneficiary may exercise the option, to the extent exercisable on the date of the death, within one year after such date, but in no event after the expiration of the term of the option. An optionee whose employment is terminated by reason of his or her disability may exercise the option, to the extent exercisable at the time of such termination, within one year thereafter, but not after the expiration of the term of the option.

           (g) Except as may otherwise be provided in the applicable Contract, in the case of a Consultant Option, if the optionee's consulting or advisory relationship with the Company is terminated for any reason, the option may be exercised, to the extent exercisable by the optionee at the time of such termination, within three months thereafter, but in no event after the expiration of the term of the option. However, if such relationship is terminated either for cause or without the consent of the Company, such option will terminate immediately. In the case of the death of the optionee (or a key employee of the optionee) while engaged as a consultant to the Company (or, generally within three months after termination of the optionee's consulting or advisory relationship with the Company, or within one year after termination of the optionee's consulting or advisory relationship with the Company by reason of disability of the optionee or a key employee of the optionee), his or her legal representative or beneficiary may exercise the option, to the extent exercisable on the date of the death, within one year after such date, but in no event after the expiration of the term of the option. An optionee whose consulting or advisory relationship with the Company is terminated by reason of his or her disability may exercise the option, to the extent exercisable at the time of such termination, within one year thereafter, but not after the expiration of the term of the option.

           (h) Except as may otherwise be provided in the applicable Contract, in the case of an Outside Director Option, if the optionee's status as a director of the Company terminates for any reason other than death or disability, the option may be exercised, to the extent exercisable by the optionee at the time of such termination, within three months thereafter, but in no event after expiration of the term of the option. However, if such status is terminated for cause, such option will terminate immediately. In the case of the death of the optionee while serving as a
                      director  (or,   generally,   within  three  months  after
                      termination of such relationship or one year after termination of such relationship by reason of disability), his or her legal representative or beneficiary may exercise the option, to the extent exercisable on the date of death, within one year after such date, but in no event after the expiration of the term of the option. An optionee whose status as a director is terminated by reason of his or her disability may exercise the option, to the extent exercisable at the time of such termination, within one year thereafter, but not after the expiration of the term of the option.

           (i) The Company may withhold cash and/or shares of Common Stock having an aggregate fair market value equal to the amount which the Company determines is necessary to meet its obligations to withhold any federal, state and/or local taxes or other amounts incurred by reason of the grant or exercise of an option, its disposition or the disposition of shares acquired upon the exercise of the option. Alternatively, the Company may require the holder to pay the Company such amount, in cash, promptly upon demand.

           (j) In the event of (a) the liquidation or dissolution of the Company, (b) a merger in which the Company is not the surviving corporation or a consolidation, or (c) any transaction (or series of related transactions) in which more than 50% of the outstanding Common Stock is transferred or exchanged for other consideration, or shares of Common Stock in excess of the number of shares of Common Stock outstanding immediately preceding the transaction are issued (other than to stockholders of the Company with respect to their shares of stock in the Company), any outstanding options shall terminate upon the earliest of any such event, unless other provision is made therefor in the transaction.

ADJUSTMENT IN EVENT OF CAPITAL CHANGES

           In the event of any change in the Common Stock by reason of any stock dividend, recapitalization, merger in which the Company is the surviving corporation, spinoff, split-up, combination, exchange of shares or the like, appropriate adjustments shall be made in the number and kind of shares available under the Option Plan, in the number and kind of shares subject to each outstanding option and the exercise prices of such options, and in the limitation on the number of shares that may be granted to any employee in any calendar year.

DURATION AND AMENDMENT OF THE OPTION PLAN

           No option may be granted pursuant to the Option Plan after March 11, 2007. The Board of Directors may at any time suspend, terminate or amend the Option Plan; provided, however, that, without the approval of the Company's stockholders, no amendment may be made which would (a) increase the maximum number of shares available for the grant of options (except as a result of the anti-dilution adjustments described above), (b) change the eligibility requirements for individuals who may receive options or (c) make any change for which applicable law or regulatory authority requires stockholder approval.

           No termination or amendment may adversely affect the rights of an optionee with respect to an outstanding option without his or her consent.

FEDERAL INCOME TAX TREATMENT

           The following is a general summary of the Federal income tax consequences relating to ISOs and NQSOs under the Option Plan under current law (including Temporary and Proposed Regulations which may be changed when finalized). It should be understood that this summary is not exhaustive, that final regulations have not yet been issued with respect to ISOs, and that special rules not specifically discussed herein may apply in certain situations. Optionees should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

           ISOs Exercised With Cash

           No taxable income will be recognized by an optionee upon the grant or exercise of an ISO. The optionee's tax basis in the shares acquired upon the exercise of an ISO with cash will be equal to the exercise price paid by him or her for such shares.

           If the shares received upon exercise of an ISO are disposed of more than two years from the date of grant of the option and more than one year after the date of transfer of such shares to the optionee, the optionee will recognize long-term capital gain or loss on such disposition equal to the difference between the selling price and the optionee's basis in the shares, and the Company will not be entitled to a deduction. Long-term capital gain is generally subject to more favorable tax treatment than short-term capital gain or ordinary income. Proposed legislation would make such treatment even more favorable. There is no assurance, however, that such proposed legislation will be enacted.

           If the shares received upon the exercise of an ISO are disposed of prior to the end of the two-years-from-grant/one-year-after-transfer holding period (a "disqualifying disposition"), the excess, if any, of the fair market value of the shares on the date of transfer of such shares to the optionee over the exercise price (but not in excess of the gain realized on the disposition of the shares) will be taxed as ordinary income in the year of such disposition, and the Company generally will be entitled to a deduction in the year of disposition equal to such amount. Any additional gain or any loss recognized by the optionee on such disposition will be short-term or long-term capital gain or loss, as the case may be, depending upon the period for which the shares were held.

           NQSOs Exercised With Cash

           No taxable income will be recognized by an optionee upon the grant of an NQSO. Upon the exercise of an NQSO, the excess of the fair market value of the shares received at the time of exercise over the exercise price therefor will be taxed as ordinary income, and the Company will generally be entitled to a corresponding deduction. The optionee's tax basis in the shares acquired upon the exercise of such NQSO will be equal to the exercise price paid by him or her for such shares plus the amount of ordinary income required to be recognized.

           Any gain or loss recognized by the optionee on a subsequent disposition of shares purchased pursuant to an NQSO will be short-term or long-term capital gain or loss, depending upon the period during which such shares were held, in an amount equal to the difference between the selling price and the optionee's tax basis in the shares.

           Exercises Using Previously Acquired Shares

           If previously acquired shares are surrendered in full or partial payment of the exercise price of an option (whether an ISO or an NQSO), gain or loss generally will not be recognized by the optionee upon the exercise of such option to the extent the optionee receives shares ("Replacement Shares") which on the date of exercise have a fair market value equal to the fair market value of the shares surrendered in exchange therefor. If the option exercised is an ISO or if the shares used were acquired pursuant to the exercise of an ISO, the Replacement Shares are treated as having been acquired pursuant to the exercise of an ISO.

           However, if an ISO is exercised with shares which were previously acquired pursuant to the exercise of an ISO but which were not held for the required two-years-from-grant/one-year-after-transfer holding period, there is a disqualifying disposition of such previously acquired shares. In such case, the optionee will recognize ordinary income on such disqualifying disposition equal to the difference between the fair market value of such shares on the date of exercise of the prior ISO and the amount paid for such shares (but not in excess of the gain realized). Special rules apply in determining which shares are considered to have been disposed of and in allocating the basis among the shares. No capital gain is recognized.

           The optionee will have an aggregate basis in the Replacement Shares equal to the basis of the shares surrendered, increased by any ordinary income required to be recognized on the disposition of the previously acquired shares. The optionee's holding period for the Replacement Shares generally includes the period during which the surrendered shares were held.

           Any shares received by the optionee on such exercise in addition to the Replacement Shares will be treated in the same manner as a cash exercise of an option for no consideration.

           Alternative Minimum Tax

           In addition to the Federal income tax consequences described above, an optionee who exercises an ISO may be subject to the alternative minimum tax, which is payable only to the extent it exceeds the optionee's regular tax liability. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price is an adjustment which increases the optionee's alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such amount for purposes of computing the gain or loss on disposition of the shares for alternative minimum tax purposes. If the optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowable as a tax credit against the optionee's regular tax liability (net of other non-refundable credits) in subsequent years. To the extent the credit is not used, it is carried forward. Holders of ISOs should consult with their tax advisors concerning the applicability and effect on them of the alternative minimum tax.

             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

           The Board of Directors of the Company has appointed, subject to ratification by the stockholders, Deloitte & Touche LLP as the independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 1997. This firm of auditors and its predecessors has audited the accounts of the Company and its subsidiaries for approximately four years. By virtue of their familiarity with the Company's affairs and their ability, the Board of Directors of the Company considers them best qualified to perform this important function. It is expected that a representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement, if he desires to do so, and will be available to answer appropriate questions from stockholders.

           The Board of Directors of the Company recommends that stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP.

                              STOCKHOLDER PROPOSALS

               In order to be included in the proxy materials for the Company's next annual meeting of stockholders, stockholders' proposals must be received by the Company on or before January 6, 1998.

                                     GENERAL

           The accompanying proxy will be voted with respect to the matters described above in the manner directed therein. If no choice is specified, it will be voted FOR the election of the named nominees for directors, FOR the approval of the 1997 Stock Option Plan and FOR the ratification of the appointment of the independent auditors.

           The Board of Directors does not know of any matters to come before the meeting other than those mentioned in this Proxy Statement. If any other matters which are not known to the Board of Directors should properly come before the meeting, the accompanying proxy will be voted on such matters in accordance with the judgment of the person or persons voting.

                                       By Order of the Board of Directors

                                       Joel S. Klein
                                       Secretary


New York, New York
Dated:  May 6, 1997

                                                                       EXHIBIT A

                             1997 STOCK OPTION PLAN
                                       OF
                        AUDITS & SURVEYS WORLDWIDE, INC.

1. PURPOSES OF THE PLAN. This stock option plan (the "Plan") is designed to provide an incentive to key employees (including directors and officers who are key employees) and to consultants and directors who are not employees of AUDITS & SURVEYS WORLDWIDE, INC., a Delaware corporation (the "Company"), or any of its Subsidiaries (as such term is defined in Paragraph 19), and to offer an additional inducement in obtaining the services of such individuals. The Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options which do not qualify as ISOs ("NQSOs"). The
Company makes no representation or warranty, express or implied, as to the qualification of any option as an "incentive stock option" under the Code.

2. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Paragraph 12, the aggregate number of shares of Common Stock, $.01 par value per share, of the Company ("Common Stock") for which options may be granted under the Plan shall not exceed 1,000,000. Such shares of Common Stock may, in the discretion of the Board of Directors of the Company (the "Board of Directors"), consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Subject to the provisions of Paragraph 13, any shares of Common Stock subject to an option which for any reason expires, is cancelled or is terminated unexercised or which ceases for any reason to be exercisable shall again become available for the granting of options under the Plan. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board of Directors or a committee of the Board of Directors consisting of not less than two directors, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (as the same may be in effect and interpreted from time to time, "Rule 16b-3"). Those administering the Plan are referred to as the "Committee". Unless otherwise provided in the By-Laws of the Company or by resolution of the Board of Directors, a majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee.

      Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, to determine the key employees who shall receive Employee Options (as such term is defined in Paragraph 19), the consultants who shall receive Consultant Options (as such term is defined in Paragraph 19), and the directors who shall receive Outside Director Options (as such term is defined in Paragraph 19); the times when they shall receive options; whether an Employee Option shall be an ISO or a NQSO; the number of shares of Common Stock to be subject to each option; the term of each option; the date each option shall become exercisable; whether an option shall be exercisable in whole or in installments, and, if in installments, the number of shares of Common Stock to be subject to each installment; whether the installments shall be cumulative; the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any option or installment; whether shares of Common Stock may be issued upon the exercise of an option as partly paid, and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option; the form of payment of the exercise price; the fair market value of a share of Common Stock; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option and, if so, whether and under what conditions to waive any such restriction; whether and under what conditions to subject the exercise of all or any portion of an option to the fulfillment of certain restrictions or contingencies as specified in the contract referred to in Paragraph 11 (the "Contract"), including without limitation, restrictions or contingencies relating to entering into a covenant not to compete with the Company, its Parent (as such term is defined in Paragraph 19) and Subsidiaries, to financial objectives for the Company, a Subsidiary, a division, a product line or other category, and/or the period of continued employment of the optionee with the Company or its Subsidiaries, and to determine whether such restrictions or contingencies have been met; the amount, if any, necessary to satisfy the obligation of the Company, a Subsidiary or Parent to withhold taxes or other amounts; whether an optionee is Disabled (as such term is defined in Paragraph 19); with the consent of the optionee, to cancel or modify an option, PROVIDED that the modified provision is permitted to be included in an option granted under the Plan on the date of the modification, and PROVIDED FURTHER, that in the case of a modification (within the meaning of Section 424(h) of the
Code) of an ISO, such option as modified would be permitted to be granted on the date of such modification under the terms of the Plan; to construe the respective Contracts and the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to approve any provision of the Plan or any option granted under the Plan or any amendment to either which, under Rule 16b-3, requires the approval of the Board of Directors, a committee of non-employee directors or the stockholders to be exempt (unless otherwise specifically provided herein); and to make all other determinations necessary or advisable for administering the Plan. Any controversy or claim arising out of or relating to the Plan, any option granted under the Plan or any Contract shall be determined unilaterally by the Committee in its sole discretion. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive and binding on the parties.

      No member or former member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder. In addition, each member and former member of the Committee shall be indemnified and held harmless by the Company from and against any liability, claim for damages and expenses in connection therewith by reason of any action or failure to act under or in connection with the Plan, any option granted hereunder or any Contract to the fullest extent permitted with respect to directors under the Company's certificate of incorporation, By-Laws and applicable law.

4. ELIGIBILITY. The Committee may from time to time, consistent with the purposes of the Plan, grant (a) Employee Options to such key employees (including officers and directors who are key employees) of the Company or any of its Subsidiaries, (b) Consultant Options to such consultants of the Company or any of its Subsidiaries and (c) Outside Director Options to such directors of the Company who, at the time of grant, are not common law employees of the Company or of any of its Subsidiaries, as the Committee may determine in its sole discretion. Such options granted shall cover such number of shares of Common Stock as the Committee may determine in its sole discretion; PROVIDED, HOWEVER, that the maximum number of shares subject to Employee Options that may be granted to any individual during any calendar year under the Plan shall be 250,000 shares; and PROVIDED FURTHER that the aggregate market value (determined at the time the option is granted) of the shares of Common Stock for which any eligible employee may be granted ISOs under the Plan or any other plan of the Company, or of a Parent or a Subsidiary of the Company, which are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. The $100,000 ISO limitation shall be applied by taking ISOs into account in the order in which they were granted. Any option (or the portion thereof) granted in excess of such ISO limitation amount shall be treated as a NQSO to the extent of such excess.

5. EXERCISE PRICE. The exercise price of the shares of Common Stock under each option shall be determined by the Committee in its sole discretion; PROVIDED, HOWEVER, that the exercise price of an ISO shall not be less than the fair market value of the Common Stock subject to such option on the date of grant; and PROVIDED FURTHER that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the exercise price of such ISO shall not be less than 110% of the fair market value of the Common Stock subject to such ISO on the date of grant.

      The fair market value of a share of Common Stock on any day shall be (a) if the principal market for the Common Stock is a national securities exchange, the average of the highest and lowest sales prices per share of the Common Stock on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange, (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on the Nasdaq Stock Market ("Nasdaq"), and (i) if actual sales price information is available with respect to the Common Stock, the average of the highest and lowest sales prices per share of the Common Stock on such day on Nasdaq, or (ii) if such information is not available, the average of the highest bid and the lowest asked prices per share for the Common Stock on such day on Nasdaq, or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on Nasdaq, the average of the highest bid and lowest asked prices per share for the Common Stock on such day as reported on the OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; PROVIDED that if clauses (a), (b) and (c) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of a share of Common Stock shall be determined by the Committee by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options.

6. TERM. The term of each option granted pursuant to the Plan shall be such term as is established by the Committee, in its sole discretion, at or before the time such option is granted; PROVIDED, HOWEVER, that the term of each ISO granted pursuant to the Plan shall be for a period not exceeding 10 years from the date of grant thereof, and PROVIDED FURTHER that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the term of the ISO shall be for a period not exceeding five years from the date of grant. Options shall be subject to earlier termination as hereinafter provided.

7. EXERCISE. An option (or any part or installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company at its principal office stating which option is being exercised, specifying the number of shares of Common Stock as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the applicable Contract permits installment payments)
(a) in cash or by certified check, or (b) if the applicable Contract permits, with previously acquired shares of Common Stock, or with any combination of cash, certified check or shares of Common Stock, having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all options being exercised. In such case, the fair market value of the Common Stock shall be determined in accordance with Paragraph 5.

      The Committee may, in its sole discretion, permit payment of the exercise price of an option by delivery by the optionee of a properly executed notice, together with a copy of his irrevocable instructions to a broker acceptable to the Committee to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price. In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

      A person entitled to receive Common Stock upon the exercise of an option shall not have the rights of a stockholder with respect to such shares of Common Stock until the date of issuance of a stock certificate to him for such shares or, in the case of uncertificated shares, until the date an entry is made on the books of the Company's transfer agent representing such shares; PROVIDED, HOWEVER, that until such stock certificate is issued or until such book entry is made, any optionee using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares.

      In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

8. TERMINATION OF RELATIONSHIP. Except as may otherwise be expressly provided in the applicable Contract, any holder of an Employee Option whose employment with the Company (and its Parent and Subsidiaries) has terminated for any reason other than his death or Disability may exercise such option, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; PROVIDED, HOWEVER, that if his employment is terminated either (a) for cause, or (b) without the consent of the Company, such option shall terminate immediately. Except as may otherwise be expressly provided in the applicable Contract, Employee Options granted under the Plan shall not be affected by any change in the status of the holder so long as he continues to be an employee or a consultant of the Company, its Parent or any of the Subsidiaries (regardless of having been transferred from one corporation to another).

      For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an employee of such corporation for purposes of Section 422(a) of the Code. As a result, an individual on military, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of the leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the Company, any of its Subsidiaries or a Parent is guaranteed either by statute or by contract. If the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

      Except as may otherwise be expressly provided in the applicable Contract, the holder of a Consultant Option whose consulting relationship with the Company (and its Parent and Subsidiaries) has terminated for any reason may exercise such option to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; PROVIDED, HOWEVER, that if such relationship is terminated either (a) for cause or (b) without the consent of the Company (other than as a result of the death or Disability of the holder or a key employee of the holder), such option shall terminate immediately. Except as may otherwise be expressly provided in the applicable Contract, Consultant Options granted under the Plan shall not be affected by a change in the relationship with the holder, so long as the optionee continues to be a consultant of the Company, its Parent or any of its Subsidiaries (regardless of having ceased to be a consultant for any other of such corporations).

      Except as may otherwise be expressly provided in the applicable Contract, the holder of an Outside Director Option whose directorship with the Company has terminated for any reason other than his death or Disability may exercise such option, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; PROVIDED, HOWEVER, that if his directorship is terminated for cause, such option shall terminate immediately.

      Nothing in the Plan or in any option granted under the Plan shall confer on any person any right to continue in the employ or as a consultant of the Company, its Parent or any of its Subsidiaries, or as a director of the Company, or interfere in any way with any right of the Company, its Parent or any of its Subsidiaries to terminate such relationship at any time for any reason whatsoever without liability to the Company, its Parent or any of its Subsidiaries.

9. DEATH OR DISABILITY OF AN OPTIONEE. Except as may otherwise be expressly provided in the applicable Contract, if an optionee dies (a) while he is employed by, or a consultant to, the Company, its Parent or any of its Subsidiaries, (b) within three months after the termination of his employment or consulting relationship with the Company, its Parent and its Subsidiaries (unless such termination was for cause or without the consent of the Company) or
(c) within one year following the termination of such employment or consulting relationship by reason of his Disability, his Employee Option may be exercised, to the extent exercisable on the date of his death, by his Legal Representative (as such term is defined in Paragraph 19), at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired. Except as may otherwise be expressly provided in the applicable Contract, any optionee whose employment or consulting relationship with the Company, its Parent and its Subsidiaries has terminated by reason of his Disability may exercise his Employee Option, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

      The termination of a Consultant Option as a result of the death or Disability of the optionee (or a key employee of the optionee) shall be governed by Paragraph 8.

      Except as may otherwise be expressly provided in the applicable Contract, if an optionee dies (a) while he is a director of the Company, (b) within three months after the termination of his directorship with the Company (unless such termination was for cause) or (c) within one year after the termination following the termination of his directorship by reason of his Disability, his Outside Director Options may be exercised, to the extent exercisable on the date of his death, by his Legal Representative at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired. Except as may otherwise be expressly provided in the applicable Contract, an optionee whose directorship with the Company has terminated by reason of Disability, may exercise his Outside Director Options, to the extent exercisable on the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

10. COMPLIANCE WITH SECURITIES LAWS. It is a condition to the exercise of any option that either (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued upon such exercise shall be effective and current at the time of exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any option under the Securities Act or to keep any Registration Statement effective or current.

      The Committee may require, in its sole discretion, as a condition to the grant or exercise of an option, that the optionee execute and deliver to the Company his representations and warranties, in form, substance and scope satisfactory to the Committee, which the Committee determines is necessary or convenient to facilitate the perfection of an exemption from the registration requirements of the Securities Act, applicable state securities laws or other legal requirement, including without limitation, that (a) the shares of Common Stock to be issued upon exercise of the option are being acquired by the optionee for his own account, for investment only and not with a view to the resale or distribution thereof, and (b) any subsequent resale or distribution of shares of Common Stock by such optionee will be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the optionee, prior to any offer of sale or sale of such shares of Common Stock, shall provide the Company with a favorable written opinion of counsel satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

      In addition, if at any time the Committee shall determine, in its sole discretion, that the listing or qualification of the shares of Common Stock subject to such option on any securities exchange, Nasdaq or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issuing of shares of Common Stock thereunder, such option may not be granted or exercised in whole or in part, as the case may be, unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

11. STOCK OPTION CONTRACTS. Each option shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the optionee. Such Contract shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Committee in its sole discretion. The terms of each option and Contract need not be identical.

12. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger in which the Company is the surviving corporation, spinoff, split-up, combination or exchange of shares or the like which results in a change in the number or kind of shares of Common Stock which is outstanding immediately prior to such event, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof, and the maximum number of shares subject to Employee Options that may be granted to any individual in any calendar year, shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive and binding on all parties thereto. Such adjustment may provide for the elimination of fractional shares that might otherwise be subject to options without payment therefor.

      In the event of (a) the liquidation or dissolution of the Company, (b) a merger in which the Company is not the surviving corporation or a consolidation, or (c) any transaction (or series of related transactions) in which more than 50% of the outstanding Common Stock is transferred or exchanged for other consideration, or shares of Common Stock in excess of the number of shares of Common Stock outstanding immediately preceding the transaction are issued (other than to stockholders of the Company with respect to their shares of stock in the Company), any outstanding options shall terminate upon the earliest of any such event, unless other provision is made therefor in the transaction.

13. AMENDMENTS AND TERMINATION OF THE PLAN. The Plan was adopted by the Board of Directors on March 12, 1997. No option may be granted under the Plan after March 11, 2007. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the

Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including without limitation, in order that ISOs granted hereunder meet the requirements for "incentive stock options" under the Code, to comply with the provisions of Rule 16b-3 promulgated the Exchange Act or Section 162(m) of the Code or any change in applicable law or regulation, ruling or interpretation of any governmental agency or regulatory body; PROVIDED, HOWEVER, that no amendment shall be effective without the requisite prior or subsequent stockholder approval which would (a) except as contemplated in Paragraph 12, increase the maximum number of shares of Common Stock for which options may be granted under the Plan, (b) change the eligibility requirements for individuals entitled to receive options hereunder or (c) make any change for which applicable law or any governmental agency or regulatory body requires stockholder approval. No termination, suspension or amendment of the Plan shall adversely affect the rights of an optionee under any option granted under the Plan without such optionee's consent. The power of the Committee to construe and administer any option granted under the Plan prior to the termination or suspension of the Plan shall continue after such termination or during such suspension.

14. NON-TRANSFERABILITY OF OPTIONS. No option granted under the Plan shall be transferable other than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the optionee, only by the optionee or his Legal Representatives. Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void AB INITIO and of no force or effect.

15. WITHHOLDING TAXES. The Company, or its Subsidiary or Parent, as applicable, may withhold (a) cash or (b) with the consent of the Committee, shares of Common Stock to be issued upon exercise of an option or a combination of cash and shares, having an aggregate fair market value equal to the amount which the Committee determines is necessary to satisfy the obligation of the Company, a Subsidiary or Parent to withhold Federal, state and local income taxes or other amounts incurred by reason of the grant, vesting, exercise or disposition of an option or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the optionee to pay to the Company such amount, in cash, promptly upon demand. The Company shall not be required to issue any shares of Common Stock pursuant to any such option until all required payments have been made. Fair market value of the shares of Common Stock shall be determined in accordance with Paragraph 5.

16. LEGENDS; PAYMENT OF EXPENSES. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise of an option under the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its sole discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act,
(b) implement the provisions of the Plan or any agreement between the Company and the optionee with respect to such shares of Common Stock, or (c) permit the Company to determine the occurrence of a "disqualifying disposition," as described in Section 421(b) of the Code, of the shares of Common Stock transferred upon the exercise of an ISO granted under the Plan.

      The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the exercise of an option granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

17. USE OF PROCEEDS. The cash proceeds to be received upon the exercise of an option under the Plan shall be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine, in its sole discretion.

18. SUBSTITUTIONS AND ASSUMPTIONS OF OPTIONS OF CERTAIN CONSTITUENT CORPORATIONS. Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the stockholders, substitute new options for prior options of a Constituent Corporation (as such term is defined in Paragraph 19) or assume the prior options of such Constituent Corporation.

19.   DEFINITIONS.

      "Constituent Corporation" shall mean any corporation which engages with the Company, its Parent or any Subsidiary in a transaction to which Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an ISO), or any Parent or any Subsidiary of such corporation.

      "Consultant Option" shall mean a NQSO granted pursuant to the Plan to a person who, at the time of grant, is a consultant of the Company or any of its Subsidiaries and at such time is not a common law employee of the Company or any of its Subsidiaries.

      "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

      "Employee Option" shall mean an option granted pursuant to the Plan to an individual who, at the time of grant, is a key employee of the Company or a Subsidiary of the Company.

      "Legal Representative" shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated optionee with respect to an option granted under the Plan.

      "Outside Director Option" shall mean a NQSO granted pursuant to the Plan to a director of the Company who, at the time of the grant, is not a common law employee of the Company or any of its Subsidiaries.

      "Parent" shall have the same definition as "parent corporation" in Section 424(e) of the Code.

      "Subsidiary" shall have the same definition as "subsidiary corporation" in
Section 424(f) of the Code.

20. GOVERNING LAW. The Plan, such options as may be granted hereunder, the Contracts and all related matters shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law provisions that would defer to the substantive laws of another jurisdiction.

      Neither the Plan nor any Contract shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Contract to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

21. PARTIAL INVALIDITY. The invalidity, illegality or unenforceability of any provision in the Plan, any option or Contract shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

22. STOCKHOLDER APPROVAL. The Plan shall be subject to approval by a majority of the votes present in person or by proxy entitled to vote hereon at the next duly held meeting of the Company's stockholders at which a quorum is present. No options granted hereunder may be exercised prior to such approval, PROVIDED that the date of grant of any option shall be determined as if the Plan had not been subject to such approval. Notwithstanding the foregoing, if the Plan is not approved by a vote of the stockholders of the Company on or before March 11, 1998, the Plan and any options granted hereunder shall terminate.

================================================================================
                                      PROXY

                        AUDITS & SURVEYS WORLDWIDE, INC.

                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 12, 1997

                     H. Arthur Bellows, Jr. and Joel S. Klein, and each of them, with full power of substitution, are hereby appointed proxies to vote all shares of common stock, par value $0.01 per share, of Audits & Surveys Worldwide, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Thursday, June 12, 1997 at The Chase Manhattan Bank, N.A., 11th Floor, 270 Park Avenue (at 48th Street), New York, New York 10017, at 10:00 A.M., and any adjournments or postponements thereof.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE.)
================================================================================


================================================================================
A   [X]     PLEASE MARK YOUR
            VOTES AS IN THIS
            EXAMPLE.

              FOR ALL        WITHHOLD FOR   NOMINEES: SOLOMON DUTKA
              NOMINEES       ALL NOMINEES             H. ARTHUR BELLOWS, JR.
              LISTED         LISTED                   JOSEPH T. PLUMMER
                [_]           [_]                     CARL RAVITCH
ITEM 1                                                CHARLES E. BRADLEY
 ELECTION OF                                          BRIAN G. DYSON
 DIRECTORS                                            MATTHEW GOLDSTEIN
                                                      ROBERT C. MILLER
                                                      WILLIAM NEWMAN
                                                      SOL YOUNG
                                                      WILLIAM ZEBEDEE


                                                      FOR     AGAINST    ABSTAIN
ITEM 2: TO APPROVE THE ADOPTION  OF THE 1997          [_]       [_]        [_]
 STOCK OPTION PLAN



ITEM 3: TO RATIFY THE APPOINTMENT OF DELOITTE         [_]       [_]        [_]
 & TOUCHE LLP AS THE COMPANY'S
 INDEPENDENT ACCOUNTANTS FOR THE YEAR 1997



ITEM 4: UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.




(INSTRUCTION:    ONLY   CHECK   THE         THE SHARES REPRESENTED BY THIS PROXY
"WITHHOLD FOR ALL NOMINEES  LISTED"         WILL BE  VOTED  AS  DIRECTED  BY THE
BOX IF  AUTHORITY  TO VOTE  FOR ALL         STOCKHOLDER.   IF  NO  DIRECTION  IS
NOMINEES IS  WITHHELD.  TO WITHHOLD         GIVEN WITH RESPECT TO ANY ITEM,  THE
ALL   AUTHORITY  TO  VOTE  FOR  ANY         SHARES WILL VOTED FOR ITEMS 1, 2 AND
INDIVIDUAL   NOMINEE   WRITE   THAT         3  AND  IN  THE  DISCRETION  OF  THE
NOMINEE'S   NAME   IN   THE   SPACE         PROXIES  ON ANY OTHER  MATTER  WHICH
PROVIDED BELOW.)                            PROPERLY  COMES  BEFORE  THE  ANNUAL
                                            MEETING  OR  ANY   ADJOURNMENTS   OR
____________________________________        POSTPONEMENTS      THEREOF.      THE
                                            UNDERSIGNED HEREBY REVOKES ANY PROXY
                                            HERETOFORE GIVEN.


                                                  I WILL ATTEND MEETING.  [_]



________________________     __________________________    DATED:_________, 1997
SIGNATURE OF STOCKHOLDER     SIGNATURE IF HELD JOINTLY

NOTE: PLEASE MARK AND DATE THE PROXY AND SIGN YOUR NAME AS IT APPEARS HEREON. IF EXECUTED BY A CORPORATION, A DULY AUTHORIZED OFFICER SHOULD SIGN. EXECUTORS, ADMINISTRATORS AND TRUSTEES SHOULD SO INDICATE WHEN SIGNING. IF SHARES ARE HELD JOINTLY EACH HOLDER SHOULD SIGN.